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Exhibit 10.10

        CONFORMED COPY

INTERNATIONAL TRADEMARK ASSIGNMENT

        This Global Trademark Assignment agreement (the "Assignment") is entered into this 16th day of March, 2004, between Pretzelmaker, LLC, a Utah limited liability company having its principal place of business at 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 ("Assignor"), and Pretzelmaker Franchising, LLC, a Delaware limited liability company having its principal place of business at 2855 E. Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121 ("Assignee").

        A.    Assignor is the owner of the International trademarks and service marks set forth on the attached Schedule A, all common rights relating thereto, and all registrations and applications relating thereto (the "Marks"); and

        B.    Assignor has agreed to assign the Marks and the goodwill of the business attendant thereto, if any, and the parties wish to memorialize the transfer of the Marks and goodwill of the business associated therewith to Assignee.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is herby acknowledged, the parties hereto agree as follows:

        1.     Assignment. Assignor does hereby sell, assign, transfer, and set over unto said Assignee, its entire right, title and interest in, to and under said Marks, together with the entire goodwill of the business in connection with which said Marks are used, and in and to all income, royalties, damages and payments now or thereafter due or payable with respect thereto in and to all causes of action (either at law or in equity) and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment.

        2.     Assumption. In consideration of the assignment set forth above, Assignee hereby agrees to assume all liabilities and obligations of the Assignor arising out of or related to the Marks, including without limitation, any such liabilities and obligations that arise from periods prior to the date of this Assignment.

        3.     Non-Assignable Marks; Irrevocable License. To the extent that any of the Marks or rights associated therewith is not capable of being assigned hereunder without the consent or approval of a third party (whether or not a governmental authority), or if such assignment or transfer will require the parties to file applications or notices under the laws of applicable jurisdictions in order for such assignment to be valid between the parties, or would constitute a breach thereof or violation of applicable law, this Assignment shall not constitute an actual or attempted assignment or transfer thereof unless and until such consent or approval of such third party has been duly obtained or such application or notice has been filed or the assignment has otherwise become lawful (any Mark not assigned or transferred as a result of this Section is hereinafter referred to as a "Licensed Mark"). Assignor hereby grants to the Assignee, and Assignee herby accepts from the Assignor, a worldwide, exclusive, royalty free right to use and sublicense the Licensed Marks until such time as the assignment shall satisfy the requirements set forth above.

        4.     Further Assurances. Assignor hereby agrees to execute all papers and to perform such other proper acts as Assignee or its successors or assigns may deem reasonably necessary to secure to Assignee or to its successors or assigns, the rights transferred hereby, including without limitation, any documents necessary to obtain the consents or waivers or record the applications, notices or other documentation described in Section 3 above, and any and all documents necessary to file or record this Assignment with the international registries where the Marks are recorded or registered.

        5.     Miscellaneous.

          (a)   Governing Law. This Assignment shall be governed by the laws of the State of Utah (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

          (b)   Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

          (c)   Descriptive Headings. Descriptive headings of the Sections of this Assignment are inserted for convenience only and shall not affect the meaning of this Assignment.

        IN WITNESS WHEREOF, the parties have caused this Assignment to be executed below, on the date indicated, by a duly authorized officer thereof.

PRETZELMAKER, LLC
By:	/s/ SANDRA BUFFA
Name:	Sandra Buffa
Title:	Sr. Vice President
PRETZELMAKER FRANCHISING, LLC
By:	/s/ MICHAEL WARD
Name:	Michael Ward
Title:	Sr. Vice President

SCHEDULE A

TRADEMARKS

Foreign Registrations
Pretzelmaker, Inc.

No.	Trademark	Country	Registration Number	Registration Date
1	PRETZELMAKER WORLD'S BEST SOFT PRETZEL	Argentina	1.616.560	Sep-20-1996
2	PRETZELMAKER (& Design)	Australia	700147	Jan-03-1996
3	PRETZELMAKER WORLD'S BEST SOFT PRETZEL (& Design)	Brazil	819132659	Dec-22-1998
4	PRETZELMAKER TOUJOURS PRET. TOUJOURS PRETZEL (& Design)	Canada	TMA489,221	Feb-03-1998
5	PRETZELMAKER (& Design)	Canada	TMA446,184	Nov-21-1996
6	PRETZELMAKER WORLD'S BEST SOFT PRETZEL (& Design)	European Community	829622	May-31-1996
7	PRETZELMAKER WORLD'S BEST SOFT PRETZEL	Guam	SR-0015	Nov-21-1995
8	PRETZELMAKER WORLD'S BEST SOFT PRETZEL (& Design)*	Hong Kong	04114 of 1997	Nov-23-1995
9	PRETZELMAKER/WORLD'S BEST SOFT PRETZEL (& Device)	Japan	4085027	Nov-21-1997
10	PRETZELMAKER/WORLD'S BEST SOFT PRETZEL (& Device)	Japan	4095893	Dec-19-1997
11	PRETZELMAKER/WORLD'S BEST SOFT PRETZEL (& Design)	Mexico	520014	Feb-06-1996
12	PRETZELMAKER WORLD'S BEST SOFT PRETZEL (& Design)	Saudi Arabia	480/97	Oct-24-1995
13	PRETZELMAKER (& Design)	Singapore	T96/01790G	Feb-26-1996

Foreign Applications
Pretzelmaker, Inc.

No.	Trademark	Country	Application Number	Application Date
1	PRETZELMAKER WORLD'S BEST SOFT PRETZEL (& Design)	Egypt	134782	Jul-22-2000
2	PRETZELMAKER WORLD'S BEST SOFT PRETZEL	South Korea	1-2003-002962	Feb-13-2003
3	PRETZELMAKER WORLD'S BEST SOFT PRETZEL (& Design)	South Korea	97-4105	Mar-27-1997

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INTERNATIONAL TRADEMARK ASSIGNMENT